UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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HOUSTON AMERICAN ENERGY CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

April 30, 2018

Dear Stockholder:

We cordially invite you to attend our 2018 annual meeting of stockholders, which will be held at 10:00 a.m. on Tuesday, June 5, 2018 at the Magnolia Hotel, which is located at 1100 Texas Avenue, Houston, Texas 77002.

At this year’s annual meeting, the agenda will include the election of one Class B director, the ratification of the selection of our independent registered public accounting firm for fiscal 2018, an advisory vote on the compensation of our named executive officers and the transaction of such other business as may properly come before the meeting or any adjournment thereof. Please refer to the enclosed proxy statement for detailed information on the proposal and other important information about Houston American Energy Corp.

We hope you will be able to attend the annual meeting, but we know that not every stockholder will be able to do so. Whether or not you plan to attend, please complete, sign and return your proxy, or vote by telephone or via the Internet according to the instructions on the proxy card, so that your shares will be voted at the annual meeting.

Sincerely,

JOHN P. BOYLAN
Chairman of the Board

HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

JUNE 5, 2018

Dear Stockholder:

The annual meeting of stockholders of Houston American Energy Corp. will be held at 10:00 a.m. on Tuesday, June 5, 2018, at the Magnolia Hotel, which is located at 1100 Texas Avenue, Houston, Texas 77002. The purpose of the annual meeting is to:

1. Elect one Class B director to hold office for the next three years.

2. Ratify the selection of GBH CPAs, PC as our independent registered public accounting firm for the 2018 fiscal year.

3. Approve, in an advisory and non-binding vote, the compensation of our named executive officers.

4. Transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 27, 2018 will be entitled to vote at the annual meeting and any and all adjourned sessions thereof. Our stock transfer books will remain open.

To ensure that your vote is recorded promptly, please vote as soon as possible. If you are a stockholder of record, please complete, sign and mail the proxy card in the enclosed postage-paid envelope. If your shares are held in “street name”, that is held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By Order of the Board of Directors,

JOHN P. BOYLAN
Chairman

Houston, Texas

April 30, 2018

HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

PROXY STATEMENT

Our board of directors is soliciting your proxy for the annual meeting of stockholders to be held at the Magnolia Hotel, which is located at 1100 Texas Avenue, Houston, Texas 77002, on Tuesday, June 5, 2018 at 10:00 a.m. and at any and all adjourned sessions of the annual meeting.

We are mailing our annual report for the fiscal year ended December 31, 2017, to our stockholders with this notice and proxy statement (including the form of proxy) on or about May 1, 2018.

Record Date and Quorum Requirements

Only stockholders of record at the close of business on April 27, 2018 will be entitled to vote at the annual meeting. Our voting stock consists of issued and outstanding shares of our common stock and issued and outstanding shares of our 12.0% Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and 12.0% Series B Convertible Preferred Stock (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”). The holders of Preferred Stock are entitled to vote, on an “as converted” basis on all matters submitted to a vote of stockholders.

As of the close of business on April 27, 2017, we had 59,510,191 shares of common stock issued and outstanding, each entitled to one vote, 1,175 shares of Series A Preferred Stock issued and outstanding, each entitled to 5,000 votes, or an aggregate of 5,875,000 votes, and 895 shares of Series B Preferred Stock issuance and outstanding, each entitled to 2,777 votes, or an aggregate of 2,485,415 votes. The holders of shares of common stock and Preferred Stock representing a majority of eligible votes on the record date must be present in person or by proxy to have a quorum for the transaction of business at the annual meeting. Shares of common stock and Preferred Stock represented by proxy (includes shares which abstain, withhold the vote or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists for a matter presented at the annual meeting.

Items to be Voted Upon, Voting Your Shares and Votes Required

Your vote is very important. If you do not vote your shares, you will not have an impact with respect to the issues to be voted on at this annual meeting. In addition, banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals.

Stockholders will be voting upon three matters as well as any other business that may properly come before the meeting. The specific items to be voted on are: (1) election of one Class B director, (2) ratification of the appointment of GBH CPAs, PC as our independent registered public account firm for the 2018 fiscal year, and (3) approval, on a non-binding advisory basis, of the compensation of our named executive officers.

In order to be elected as a director, a nominee for director must receive a plurality of the votes cast at the annual meeting. Ratification of the selection of GBH CPAs, PC as our independent registered public accounting firm and advisory approval of compensation of named executive officers will each require the affirmative vote of a majority of the votes cast.

Shares that abstain from voting on a particular proposal, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on a particular proposal, will not be counted as votes “in favor” of such proposal, and will also not be counted as votes cast or shares voting on that proposal. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a proposal that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a proposal but will have the effect of a vote against proposals requiring the affirmative vote of all shares entitled to vote. However, abstentions are considered to be present or represented in determining whether a quorum exists on a given matter.

Submitting Your Proxy

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

●	FOR the election of the director nominee;

●	FOR the ratification of the selection of GBH CPAs, PC as our registered public accounting firm; and

●	FOR approval, on an advisory basis, of the compensation of our named executive officers.

To ensure that your vote is recorded promptly, please vote as soon as possible. To vote by proxy, please complete, sign and mail the proxy card in the enclosed postage-paid envelope.

Stockholders that attend the annual meeting and wish to vote in person will be given a ballot at the meeting. If your shares are held in “street name” and you want to attend the annual meeting, you must bring an account statement or letter from the brokerage firm or bank holding your shares showing that you were the beneficial owner of the shares on the record date. If you want to vote shares that are held in “street name” or are otherwise not registered in your name, you will need to obtain a “legal proxy” from the holder of record and present it at the annual meeting.

Revoking or Changing Your Proxy

You may revoke or change your proxy at any time before it is voted. For a stockholder “of record”, meaning one whose shares are registered in his or her own name, to revoke or change a proxy, the stockholder may follow one of the procedures listed below.

●	submit another properly signed proxy, which bears a later date;

●	deliver a written revocation to our corporate secretary; or

●	attend the annual meeting or any adjourned session thereof and vote in person.

If you are a beneficial owner of our common stock, and not the stockholder of record (for example your common stock is registered in “street name” with a brokerage firm), you must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke or change a proxy. You should contact the stockholder of record directly for more information on these procedures.

Other Information

We will bear the expense of soliciting proxies. Our officers and certain other employees, without additional remuneration, may solicit proxies personally or by telephone, e-mail or other means.

Our Annual Report on Form 10-K for the year ended December 31, 2017, which is not part of the proxy soliciting materials, is included with this Proxy Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our shares of common stock beneficially owned as of April 27, 2018 by:

●	each person or group known by us to beneficially own more than 5% of our outstanding common stock;

●	each director and nominee for director;

●	each executive officer named in the Summary Compensation Table under the heading “Executive Compensation” below; and

●	all of our current directors and executive officers of the company as a group.

The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of April 27, 2018 through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after April 27, 2018 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of April 27, 2018, there were 59,510,191 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
John Terwilliger(1)	11,844,252	(4)	18.8%
O. Lee Tawes, III(2)	3,653,531	(5)	6.1%
John P. Boylan*	1,733,469	(6)	2.8%
James Schoonover(3)*	3,092,583	(7)	5.1%
Stephen Hartzell*	587,666	(8)	†
Keith Grimes*	555,000	(9)	†
All current directors and executive officers as a group (4 persons)	5,968,718	(10)	9.4%

*	Director of our company
†	Less than 1% of the shares of total common stock outstanding as of April 27, 2018.
(1)	Address is 801 Travis St., Suite 1425, Houston, Texas 77002.
(2)	Address is 4 South Adgers Wharf, Charleston, South Carolina 29401.
(3)	Address is 1770 County Road H2, White Bear Township, Minnesota 55110.
(4)	Includes (a) 2,700,000 stock options and (b) 750,000 shares issuable upon conversion of Preferred Stock.
(5)	Includes (a) 119,034 shares owned by Mr. Tawes’ spouse, as to which Mr. Tawes disclaims beneficial ownership, (b) 501,666 stock options, (c) 100,000 shares issuable upon conversion of Preferred Stock, and (d) 100,000 shares issuable upon exercise of Warrants owned by Mr. Tawes’ spouse, as to which Mr. Tawes disclaims beneficial ownership.
(6)	Includes (a) 109,303 shares held by EJC Ventures, LP, of which Mr. Boylan serves as the manager of the general partner, (b) 1,301,666 stock options, and (c) 262,500 shares issuable upon conversion of Preferred Stock held by EJC Ventures, LP.
(7)	Includes (a) 1,667 stock options, (b) 1,027,778 shares issuable upon conversion of Preferred Stock and (c) 100,000 shares issuable upon exercise of Warrants.
(8)	Includes 531,666 stock options.
(9)	Includes (a) 400,000 stock options and (b) 125,000 shares issuable upon conversion of Preferred Stock.
(10)	Includes (a) 2,234,999 stock options, (b) 1,415,278 shares issuable upon conversion of Preferred Stock, and (c) 100,000 shares issuable upon exercise of Warrants.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our restated certificate of incorporation and amended and restated by-laws, each as amended to date, provide for the classification of our board into three classes, as nearly equal in number as possible. The Class A, Class B and Class C directors are currently serving until the annual meeting of stockholders that will be held in 2019, 2018 and 2020, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. Our board has fixed the number of directors at four. There are currently two Class A directors, one Class B director and one Class C director.

Unless otherwise instructed, the persons named as proxies will vote all proxies received FOR the election of the person named as nominee below as Class B directors for a term of three years, until the annual meeting of stockholders to be held in 2021 and until his successor is elected and qualified.

The nominee listed below is currently serving as a director and has indicated that he is willing to continue to serve, if elected. The independent directors of the board nominated the candidate for election. If the nominee should become unavailable, the person named as proxy will vote all proxies received for a substitute nominee designated by the board, unless instructions are given to the contrary. The board has no reason to believe that the nominee will become unavailable.

In the section below, we provide the names and biographical information about the Class B nominee and each other member of the board.

There are no family relationships among any of our directors, nominee for director and executive officers.

Nominee for Election as Class B Director Continuing in Office until 2021

John Boylan Age: 51 Director Since: 2006

Mr. Boylan has served as our Chairman, Chief Executive Officer and President since April 2015 and as a Director since 2006. Since 2008, Mr. Boylan has owned and operated EJC Ventures, LP, a financial and management consulting firm providing executive and financial management, asset management, corporate finance, risk management, complex financial reporting, crisis management, turnaround services and pre- and post-bankruptcy management services to the oil and gas industry. Mr. Boylan has served as interim Chief Executive Officer, Interim Chief Financial Officer and in other interim management roles with private and publicly traded oil and gas companies, including operators in pre- and post-bankruptcy. Mr. Boylan holds a BBA with a major in Accounting from the University of Texas and an MBA with majors in Finance, Economics and International Business from New York University. Mr. Boylan is a licensed CPA in the State of Texas.

Mr. Boylan brings to our board over 20 years of broad experience in the oil and gas industry, covering operations, accounting and finance, and his resulting understanding of our industry, operating environment, key drivers of operational and financial success and specific accounting and financial characteristics and challenges encountered.

Class A Directors Continuing in Office until 2019

Stephen Hartzell Age: 64 Director Since: 2005

Mr. Hartzell is the owner and President of S.P. Hartzell, Inc., a professional independent consulting exploration geology firm, and is an owner operator of Southern Star Exploration, LLC, an independent oil and gas company. From 1978 to 1986, Mr. Hartzell served as a petroleum geologist, division geologist and senior geologist with Amoco Production Company, Tesoro Petroleum Corporation, Moore McCormack Energy and American Hunter Exploration. Mr. Hartzell received his B.S. in Geology from Western Illinois University and an M.S. in Geology from Northern Illinois University.

Mr. Hartzell brings to our board over 35 years of broad experience in the oil and gas industry, covering geology, operations management and asset management, and his resulting understanding of our industry, operating environment, key drivers of operational success and specific geological characteristics and challenges encountered in operations.

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R. Keith Grimes Age: 61 Director Since: 2012

Mr. Grimes has, since 2014, served as President – International of Sierra Hamilton LLC, an international service provider to oil and gas exploration and production companies offering specialized technical consulting and E&P technology to operators worldwide. Mr. Grimes served, from 2011 to 2014, as Chief Executive Officer of Hamilton Engineering, LLC, a predecessor of Sierra Hamilton. Previously, Mr. Grimes had a 28-year career in the oil and gas industry, most recently managing all eastern hemisphere operations of Expro Group, an Aberdeen, Scotland based global well testing and subsea engineering company, and previously serving in numerous leadership roles with Halliburton for 20 years. Mr. Grimes holds a B.S. degree in Petroleum Engineering from Texas Tech University.

Mr. Grimes brings to our board over 35 years of broad domestic and international energy industry experience as a petroleum engineer and senior executive and his resulting understanding of our industry, international operations, engineering, geological and operational challenges encountered in our business.

Class C Directors Continuing in Office until 2020

James Schoonover Age: 61 Director Since: 2018

Mr. Schoonover has, since 2016, served as Chief Operating Officer of Encompass Compliance Corporation, an OTC Market traded company providing compliance and risk mitigation services to U.S. employers. Previously, from February 2014 to July 2015, Mr. Schoonover served as National Sales Director for Cordant Health Services, a consolidator of independent toxicology laboratories, and, from 1998 to December 2012, as Chief Marketing Officer of MedTox Scientific, Inc., a Nasdaq-listed provider of specialized laboratory testing services and on-site/point-of-collection testing devices. From 2012 to 2017, Mr. Schoonover served as Chairman of the Board of H2O For Life, a non-profit organization focused on service-learning opportunities for students. Mr. Schoonover holds a B.A. degree from Cornell University and an MBA from the University of St. Thomas.

Mr. Schoonover brings to our board over 35 years of broad business and management experience, covering operations, sales and marketing and finance, and is a long time investor in our company.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEE TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL 1.

In considering your vote with respect to the election of directors pursuant to Proposal 1, you should consider the discussions of “Executive Compensation” and “Corporate Governance” and the other discussions contained in this Proxy Statement.

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PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board, on the recommendation of the audit committee, has selected the firm of GBH CPAs, PC as our registered public accounting firm for fiscal 2018. GBH CPAs, PC has served as our registered public accounting firm since January 2009. Although stockholder approval of the board’s selection of GBH CPAs, PC is not required by law, the board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, the board will reconsider its selection of GBH CPAs, PC.

Representatives of GBH CPAs, PC are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF GBH CPAs, PC AS OUR REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

In considering your vote with respect to the ratification of our selection of GBH CPAs, PC as our registered public accounting firm pursuant to Proposal 2, you should consider the discussion of “Relationship with Independent Registered Public Accounting Firm” and the other discussions contained in this Proxy Statement.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.

As described in detail below under the heading “Executive Compensation,” our executive compensation programs are designed to attract, retain and motivate our named executive officers who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term strategic and corporate goals, and the realization of increased shareholder value. Please read the “Executive Compensation” and related information in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2017.

We are asking our shareholders to indicate their support for the compensation of our named executive officer as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation paid to our named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Shareholders Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

Although the “say-on-pay” vote is advisory, and therefore not binding on us, we value the opinions of our shareholders and we will consider the outcome of the vote when making future compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The following table includes information concerning compensation for the two years ended December 31, 2017 for our CEO (the “Named Executive Officer”), being our only executive officer during the latest year:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John P. Boylan, CEO	2017	243,300	—	—	103,325	—	—	346,625
	2016	130,000	—	—	—	—	—	130,000

(1)	The amounts included in the Option Awards” column reflects the grant date fair value calculated in accordance with FASB ASC Topic 718. The Company’s FASB ASC Topic 718 assumptions used in these calculations are set forth in Note 5 to the Financial Statements included in the Company’s annual report on Form 10-K filed with the SEC on March 30, 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to unexercised options previously awarded to the Named Executive Officers at December 31, 2017.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested

John P. Boylan	03/14/17	500,000	—		$0.30	03/14/27	—	$—
	04/23/15	600,000	300,000	(1)	0.2158	04/23/25	—	—
	06/10/14	50,000	—		0.415	06/10/24	—	—
	06/11/13	25,000	—		0.3075	06/11/23	—	—
	06/11/12	100,000	—		1.65	06/11/22	—	—
	06/13/11	25,000	—		16.07	06/13/21	—	—
	06/15/10	25,000	—		14.08	06/15/20	—	—
	06/09/09	10,000	—		2.05	06/09/19	—	—

(1)	Option vests and becomes exercisable 1/3 on each of the first three anniversaries of the grant date subject to accelerated vesting upon the receipt of $10 million or more of aggregate gross proceeds from the sale of equity securities or securities convertible into equity securities or the acquisition of $10 million or more in aggregate purchase price of oil and gas properties.

Employment Arrangements

John Boylan was appointed Chairman, Chief Executive Officer and President of the Company in April 2015. Upon his retention, Mr. Boylan’s salary was fixed at $120,000 and Mr. Boylan was granted a ten-year stock option to purchase 900,000 shares of common stock at the then fair market value. Mr. Boylan also receives such other benefits as are generally provided to other employees of the Company.

In March 2017, our compensation committee revised the terms of Mr. Boylan’s compensation (1) increasing his annual base salary, effective January 1, 2017, to $250,000 per year, payable $10,000 per month with unpaid salary accruing until such time as the compensation committee determines that that the Company has sufficient financial capacity to pay full salary after which accrued amounts and salary will be paid based on financial capacity as determined by the compensation committee, (2) providing for the payment of annual bonuses to be paid as determined by the compensation committee, (3) providing for a grant, under our Production Incentive Plan, of a 1% interest in Company revenues from all wells drilled on our Reeves County, Texas acreage, and (4) granting a ten-year stock option to purchase 500,000 shares of common stock at fair market value on the date of grant. During 2017, the compensation committee determined that we had the financial capacity to pay full salary and all deferred and accrued salary was paid in full.

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In February 2018, our compensation committee approved payment to Mr. Boylan of a $10,000 bonus and granted a ten-year stock option, vesting over three years, to purchase 1,000,000 shares of common stock at fair market value on the date of grant.

Equity Incentive Plans

Our board of directors and shareholders have adopted the Houston American Energy Corp. 2008 Equity Incentive Plan (the “2008 Plan”) and the Houston American Energy Corp. 2017 Equity Incentive Plan (the “2017 Plan” and, together with the 2008 Plan, the “Plans”). 6,000,000 shares and 5,000,000 shares, respectively, of common stock are reserved for issuance pursuant to grants of stock options and restricted stock under the 2008 and 2017 Plans. The Plans are administered by our Compensation Committee and provide that key employees, consultants and directors are eligible to participate therein.

During 2017, we granted options to purchase 500,000 shares to Mr. Boylan. Those options are exercisable for ten years at $0.30 per share, the market price on the grant date, and vest 1/3 on each of the first three anniversaries of the grant date provided that the options will vest in full on December 31, 2017 if our common stock continued to be listed on the NYSE MKT (now NYSE American) on that date. Inasmuch as our common stock continued to be listed on the NYSE American at December 31, 2017, the options were fully vested at that date.

Termination or Change in Control Payments

We are party to a Change in Control Agreement (the “Change in Control Agreement”) with our former President and Chief Executive Officer, John Terwilliger, who continues as an employee. Pursuant to the Change in Control Agreement, if we undergo a change in control and Mr. Terwilliger is terminated without cause or resigns for good reason within 90 days prior to or within 12 months following a change in control, Mr. Terwilliger is entitled to (i) a lump sum cash severance payment equal to 250% of his average annual cash compensation (including salary and bonuses) during the three years ending on the termination date, and (ii) acceleration of vesting of all unvested time-based stock options.

Pension Benefits

We do not maintain any retirement plans or otherwise provide any retirement benefits of any nature for our executives or employees.

Director Compensation Table

The following table provides compensation information for the year ended December 31, 2017 for each member of our Board of Directors, excluding John Boylan who receives no compensation in his capacity as a director:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Stephen Hartzell	15,000	—	18,248	—	—	33,248
O. Lee Tawes III(3)	9,000	—	18,248	—	—	27,248
Keith Grimes	15,000	—	18,248	—	—	33,248
Roy Jageman (4)	21,000	—	18,248	—	—	39,248

(1)	Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718. The Company’s FASB ASC Topic 718 assumptions used in these calculations are set forth in Note 5 to the Financial Statements included in the Company’s annual report on Form 10-K filed with the SEC on March 30, 2018.
(2)	The following are the aggregate number of option awards outstanding that have been granted to each of our non-employee directors as of December 31, 2017, the last day of the 2017 fiscal year: Mr. Hartzell: 531,666; Mr. Tawes: 541,666; Mr. Grimes: 400,000; and Mr. Jageman: 318,333.
(3)	Mr. Tawes retired as a director in April 2018.
(4)	Mr. Jageman resigned as a director in April 2018.

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Standard Director Compensation Arrangements

We compensate non-employee members of the board through a mixture of cash and equity-based compensation. Cash compensation arrangements for our non-employee directors consist of the following payments: (i) annual retainer of $9,000; (ii) annual retainer for service on each board committee of $3,000; (iii) annual retainer for service as chair of the audit committee of $3,750; and (iv) annual retainer for service as chair of the compensation committee of $2,250. Each of the annual retainers is payable in equal quarterly installments. We also reimburse expenses incurred by non-employee directors to attend board and committee meetings.

On the date of the initial appointment or election of each non-employee director, and on the date of each annual meeting thereafter, each non-employee director receives a stock option grant to purchase 50,000 shares (pro-rated if appointment or election is other than at an annual meeting of stockholders) of our common stock at a price equal to the fair market value of our common stock on the date of grant. Option grants to directors vest 20% on the date of grant and 80% nine months from the date of grant.

Directors who are also our employees do not receive cash or equity compensation for service on the board in addition to compensation payable for their service as employees of Houston American Energy.

CORPORATE GOVERNANCE

The Board and Board Meetings; Annual Meeting Attendance

The board consists of five directors. During the fiscal year ended December 31, 2017, the board held a total of eighteen meetings (including telephonic meetings and committee meetings). Each of the incumbent directors attended at least 75% of the total number of meetings of the board, including meetings of all committees on which he served. Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All of our directors attended our 2017 annual meeting of stockholders.

Board Independence

The board has determined that each of the directors, with the exception of Mr. Boylan, qualify as “independent” as defined by applicable NYSE American and SEC rules. In making this determination, the board has concluded that none of these members has a relationship that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Stephen Hartzell has served as lead director since March 2007 and presides over meetings of the independent directors.

Board Committees

The board currently has, and appoints members to, two standing committees: the audit committee and the compensation committee. Each member of these committees is independent as defined by applicable NYSE American and SEC rules. The current members of the committees are identified below:

Director	Audit	Compensation
Stephen Hartzell	✓	✓ (Chair)
Keith Grimes	✓	✓
James Schoonover	✓ (Chair)

Audit Committee

The audit committee is composed of three independent directors, Messrs. Schoonover, Hartzell and Grimes, each of whom meets the independence and financial literacy requirements as defined by applicable NYSE American and SEC rules. The audit committee assists the board in its general oversight of our financial reporting, internal controls, legal compliance, ethics programs and audit functions, and is directly responsible for the appointment, evaluation, retention and compensation of the registered public accounting firm. The board has determined that Mr. Schoonover qualifies as an “audit committee financial expert” in accordance with the applicable rules and regulations of the SEC.

The audit committee acts under the terms of a written charter initially adopted in May 2006, a copy of which can be found on our website at www.houstonamerican.com/corporategovernance.html. The audit committee met five times during the fiscal year ended December 31, 2017. For more information regarding the audit committee, please refer to the “Report of Audit Committee” beginning on page 12.

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Compensation Committee

The compensation committee, which is appointed by the board, is composed of two non-employee independent directors as defined by applicable NYSE American rules. The committee is responsible for establishing and administering the policies that govern both annual compensation and equity ownership. It reviews and approves salaries, bonus and incentive compensation, perquisites, equity compensation, and all other forms of compensation for our executive officers, including our chief executive officer. The compensation committee is also responsible for reviewing and administering our incentive compensation plans, equity incentive programs and other benefit plans. It periodically reviews and makes recommendations to the board with respect to director compensation.

The compensation committee acts under the terms of a written charter adopted in June 2013, a copy of which can be found on our website at www.houstonamerican.com/corporategovernance.html. The compensation committee held three meetings during the fiscal year ended December 31, 2017.

Nomination of Directors

The board of directors does not maintain a standing nominating committee. Instead, the board has adopted, by resolution, a process of nominating directors wherein nominees must be selected, or recommended for the board’s selection, by a majority of the independent directors with independence determined in accordance with NYSE American standards. Because of the relatively small size of the board and the current demands on the independent directors, the board determined that the nomination process would best be carried out, while maintaining the independence of the nominating process, by drawing upon the resources of all board members with the requirement that nominees be selected by a majority of the independent directors.

In the event of a vacancy on the board, the process followed by the independent directors in nominating and evaluating director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the independent directors apply criteria adopted by the board. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. No specific weights are assigned to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Board does not have a formal policy with respect to diversity of nominees. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the board to fulfill its responsibilities.

The board may utilize the services of a search firm to help identify candidates for director who meet the qualifications outlined above.

Stockholders may recommend individuals to the independent directors for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Independent Directors, c/o Corporate Secretary, Houston American Energy Corp, 801 Travis St., Suite 1425, Houston, Texas 77002. Assuming that appropriate biographical and background material has been provided on a timely basis, the stockholder-recommended candidates will be evaluated by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by our board or others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the board, by following the procedures set forth under “Deadline for Submission of Stockholder Proposals for the 2019 Annual Meeting” on page 13. Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy card for the next annual meeting.

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Communicating with the Independent Directors

Our board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our lead independent director, Mr. Hartzell, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead independent director, with the assistance of our counsel, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Houston American Energy Corp, Board of Directors, c/o Corporate Secretary, 801 Travis St., Suite 1425, Houston, Texas 77002.

Board Leadership Structure and Risk Oversight Role

Our Chief Executive Officer also serves as Chairman of our Board of Directors. As noted, Stephen Hartzell presently serves as our “Lead Independent Director”. We believe that such a leadership structure is appropriate for our company given the small size of our company and our need to control costs and facilitate rapid response to market opportunities.

Our Board provides high level oversight with respect to our risk management activities, consisting principally of interfacing with management with regard to proper risk management policies and implementation of those policies. In general, the Board familiarizes itself with the risk management policies being pursued and the actual transactions carried out in that regard so as to assure that the policy is sound and the transactions undertaken are consistent with the policy. Given our position as a non-operator of our various properties, decisions regarding entry into derivative instruments to manage commodity price risk is typically vested in the property operators and, therefore, the Board believes that our company and management has little discretion with regard to risk management transactions.

Code of Conduct and Ethics

We have adopted a written code of conduct and ethics that applies to all our directors, officers and employees, including our chief executive officer and our chief financial and accounting officer. A current copy of the code can be found on our website at www.houstonamerican.com/corporategovernance.html. In addition, we intend to post on our website or file under cover of Form 8-K all disclosures that are required by law or NYSE American listing standards concerning any amendments to, or waivers from, any provision of the code.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, or “Section 16(a)”, requires that directors, executive officers and persons who own more than ten percent of any registered class of a company’s equity securities, or “reporting persons,” file with the SEC initial reports of beneficial ownership and report changes in beneficial ownership of common stock and other equity securities. Reporting persons holding our stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of copies of these reports, and written representations from such reporting persons, we believe that all filings required to be made by reporting persons of our stock were timely filed for the year ended December 31, 2017 in accordance with Section 16(a).

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RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Audit Committee

The audit committee is responsible for assessing the information provided by management and our registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls, and reports to the audit committee on any deficiencies found. Our registered public accounting firm was responsible for auditing the financial statements and for reviewing the unaudited interim financial statements.

The audit committee reviewed with our registered public accounting firm the overall scope and plan of the audit. In addition, it met with our registered public accounting firm to discuss the results of GBH CPAs, PC’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted auditing standards. The audit committee has also received from, and discussed with, our registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

The audit committee discussed with GBH CPAs, PC that firm’s independence from management and our company, including the matters in the written disclosures and the letter required by the Public Company Accounting Oversight Board. The audit committee has also considered the compatibility of audit related and other services with the auditors’ independence.

In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2017 with both management and our registered public accounting firm. The audit committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board, and the board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

By the Audit Committee of the Board of Directors:

Stephen Hartzell, Audit Committee Member

Keith Grimes, Audit Committee Member

Independent Registered Public Accounting Firm Fees

The following table summarizes the fees of GBH CPAs, PC, our registered public accounting firm in 2017 and 2016, billed to us for each of the last two fiscal years:

Fee Category	FY 2017	FY 2016
Audit Fees (1)	$72,400	$45,500
Audit-Related Fees	10,000	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$82,400	$45,500

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

All fees set forth in the table above were approved by our audit committee.

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Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specific types of services that are expected to be provided by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular services to be provided and is also generally subject to a maximum dollar amount.

The committee’s practice is to consider for approval, at its regularly scheduled quarterly meetings, all audit and non-audit services proposed to be provided by our registered public accounting firm. In situations where a matter cannot wait until the next regularly scheduled committee meeting, the chairman of the committee has been delegated authority to consider and, if appropriate, approve audit and non-audit services or, if in the chairman’s judgment it is considered appropriate, to call a special meeting of the committee for that purpose.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding”. This means that only one copy of our annual report and proxy statement will be sent to stockholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a household mailing this year and would like to receive additional copies of our annual report and/or proxy statement, please submit your request in writing to: Houston American Energy Corp., 801 Travis St., Suite 1425, Houston, Texas 77002, Attention: Secretary or by calling Houston American Energy at (712) 222-6966. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

FOR THE 2019 ANNUAL MEETING

Any stockholders who wish to submit a proposal, pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the proxy materials for our 2019 annual meeting of stockholders must ensure that it is received by our corporate secretary at our corporate headquarters, which are located at 801 Travis St., Suite 1425, Houston, Texas 77002, no later than February 5, 2019.

Our by-laws also establish an advance notice procedure for stockholders who wish to nominate candidates for election as directors or otherwise propose business for consideration at a stockholders meeting. We must receive a notice regarding stockholder nominations for director or other business at our corporate headquarters not less than 70 days nor more than 90 days prior to the first anniversary of the prior year’s stockholder meeting, provided, however, that in the event that the date of an annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the previous year’s annual meeting, notice by a stockholder, to be timely, must be so delivered not earlier than the 90 days prior to such annual meeting and not later than 70 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company. Any such notice must contain certain specified information concerning the persons to be nominated or proposed business and the stockholder submitting the nomination or business, all as set forth in our by-laws. The presiding officer of the meeting may refuse to acknowledge any director nomination or business not made in compliance with such advance notice requirements.

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Any stockholders wishing to submit proposals intended to be presented at our 2019 annual meeting of stockholders that are not submitted pursuant to Exchange Act Rule 14a-8 must ensure that they are received by us not later than March 27, 2019 and not earlier than March 7, 2019. The persons designated in the proxy card will be granted discretionary authority with respect to any stockholder proposal not timely submitted to us.

By Order of the Board of Directors,

JOHN P. BOYLAN
Chairman

April 30, 2018

THE BOARD ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

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HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

Proxy for Annual Meeting of Shareholders

to be held on Tuesday, June 5, 2018

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints John P. Boylan as Proxy in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the "Meeting") of Houston American Energy Corp., a Delaware corporation (the "Company"), on Tuesday, June 5, 2018, at 10:00 a.m., or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of the Company's common stock that the undersigned would be entitled to vote if personally present.

(1)	Election of directors:

	[ ]	FOR ALL NOMINEES LISTED BELOW			[ ]	WITHHOLD AUTHORITY TO VOTE FOR
		(except as marked to the contrary below)				ALL NOMINEES LISTED BELOW

INSTRUCTION: To withhold authority to vote for any individual nominees, strike a line through the nominee’s name in the list below.

John P. Boylan (Class B Director Nominee)

(2)	Proposal to ratify the appointment of GBH CPAs, PC as the Company’s independent registered public accounting firm

	[ ]	FOR	[ ]	AGAINST		[ ]	ABSTAIN

(3)	Proposal to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in our proxy statement

	[ ]	FOR	[ ]	AGAINST		[ ]	ABSTAIN

(4)	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

	[ ]	GRANT AUTHORITY			[ ]	WITHHOLD AUTHORITY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT’S NOMINEES FOR DIRECTOR LISTED IN THIS PROXY AND FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SHAREHOLDERS AT THE MEETING.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

DATED:__________________________ , 2018

Signature:____________________________________

Signature if held jointly:_________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE